Exhibit 10.2

                         AMENDMENT, CONSENT AND WAIVER


         AMENDMENT, CONSENT AND WAIVER (this "Amendment"), dated as of January 19, 2000, among VANTAS INCORPORATED, a corporation organized and existing under the laws of the State of Nevada (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and PARIBAS, as agent (the "Agent").

                             W I T N E S S E T H:
                             --------------------

         WHEREAS, the Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement, dated as of January 16, 1997, amended and restated as of November 6, 1998, and further amended and restated as of August 3, 1999 (as amended, modified and supplemented to the date hereof, the "Credit Agreement");

         WHEREAS, certain members of the management of the Borrower, including David W. Beale, have exchanged (the "Exchange") shares of the Borrower's capital stock for shares of common stock of Reckson Service Industries, Inc. (d/b/a Frontline Capital Group, Inc.) ("Frontline");

         WHEREAS, in connection with the Exchange, the Borrower has incurred $10.9 million in cash compensation expense to compensate such members of management for taxes incurred by them as a result of the exercise of options surrendered in connection with the Exchange (the "Gross-Up") and $12,577,030 million in non-cash compensation expense (the "Non-Cash Expense");

         WHEREAS, the Borrower funded the Gross-Up by issuing to Frontline $10.9 million aggregate amount of shares of Series E Convertible Preferred Stock of the Borrower (the "Series E Preferred Stock");

         WHEREAS, the Borrower desires to use up to $4 million borrowed under the Credit Agreement to make full recourse (subject to certain exceptions) loans to its employees and to repurchase from its employees shares of its capital stock under a long-term incentive program (the "Long-Term Incentive Program);

         WHEREAS, the Borrower desires to enter into an Agreement and Plan of Merger by and among the Borrower and Frontline, on the one hand, and HQ Global Workplaces, Inc. ("HQ") and Carr America Realty Corporation ("Carr") on the other hand (the "Merger Agreement"), pursuant to which, inter alia, the Borrower shall be merged with and into HQ and the separate existence of Borrower shall cease (the "Merger");

         WHEREAS, in connection with the Borrower entering into the Merger Agreement, David W. Beale will resign as President and Chief Executive Officer of the Borrower and will be appointed to the Merger transition team of the Borrower;

         WHEREAS, the Banks and the Agent wish to waive certain provisions of the Credit Agreement to permit the Exchange, the Gross Up, the Non-Cash Expense, the issuance of the shares of Series E Preferred Stock, the Long-Term Incentive Program and the execution of the Merger Agreement and to amend certain provisions of the Credit Agreement in connection with the Long-Term Incentive Program and the resignation of David W. Beale;

                  NOW, THEREFORE, IT IS AGREED:

                  Section 1.    Interpretation.

                  1.01 Defined Terms. In this Amendment, unless something in the subject matter or context is inconsistent:

                  (i) terms defined in the description of the parties or in the recitals have the meanings given to them in the description or recitals, as applicable; and

                  (ii) all other capitalized terms have the respective meanings given to them in the Credit Agreement.

                  1.02 References. All references to Sections, unless otherwise specified, are to Sections of the Credit Agreement.

                  Section 2.    Amendment.

                  2.01   Conditions Precedent to All Credit Events. Section
5.01 shall be amended by adding at the end thereof:

                  "and (iii) the Total Unutilized Revolving Loan Commitment shall not be less than 50% of the balance of the amount that the Borrower could be become obligated to spend on cash loans and repurchases of its capital stock under its Long-Term Incentive Program and the Employee Loan Program thereunder."

                  2.02 Change in Control. The definition of Change in Control in Section 10.01 shall be deleted and replaced in its entirety with the following definition:

                  "Change in Control" means the occurrence of one or more of the following: (i) the Investor Group and their Affiliates shall cease to have the power to elect a majority of the Board of Directors of the Borrower, (ii) the Investor Group and their Affiliates shall cease to have record and beneficial ownership of more than 50% of the voting stock of the Borrower on a fully diluted basis, (iii) except for Interoffice Superholding LLC, Reckson Office Centers LLC, RSI I/O Holdings, Inc., Vantas LLC, RSI or any of its Affiliates (so long as there shall not otherwise exist a Change in Control under clause (vii)) (a) if any Person, entity or "group" (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act) shall become the "beneficial owner" (as defined in Rules 13(d) and 13(d)-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more of any outstanding class of capital stock of the Borrower having ordinary voting power in the election of directors of the Borrower or (b) the directors of the Borrower shall cease to consist of Continuing Directors (it being understood that all directors of the Borrower on January 16, 2000 shall be deemed to be Continuing Directors), (iv) the Borrower shall cease to own 100% of the outstanding capital stock of each Subsidiary; (v) David W. Beale shall cease to serve on the Board of Directors or shall cease to serve on the merger transition team of the Borrower during the period prior to the merger of the Borrower and HQ Global Workplaces, Inc. or the termination of the Agreement and Plan of Merger by and among HQ Global Workplaces, Inc., CarrAmerica Realty Corporation, the Borrower and RSI, (vi) (a) if at any time while RSI and its Affiliates shall be the "beneficial owner" of 20% or more of the aggregate voting power of all classes of capital stock of the Borrower having ordinary voting power in the election of directors of the Borrower, any Person, entity or "group" (other than Reckson Associates Realty Corp., any if its Subsidiaries or any of its officers or directors on December 30, 1998 or any of their Affiliates) shall become the "beneficial owner" of 20% or more of the aggregate voting power of all classes of capital stock of RSI having ordinary voting power in the election of directors of RSI or (b) the directors of RSI shall cease to consist of Continuing Directors; provided, however, for purposes of clauses (i) and (ii) above, the initial public offering of Borrower Common Stock shall not constitute a Change in Control so long as following such initial public offering (i) the Investor Group, their Affiliates and the Persons who are members of the Board of Directors of the Borrower on January 16, 2000 (A) continue to have record and beneficial ownership of more than 50% of voting stock of the Borrower on a fully diluted basis, and (B) shall continue to have the power to elect a majority of the Board of Directors of the Borrower, and (ii) the Investor Group and their Affiliates continue to have record and beneficial ownership of more than 45% of the voting stock of the Borrower on a fully diluted basis."

                  Section 3.   Waiver.

                  3.01 Consolidated EBITDA. (a) The undersigned hereby consent to the Borrower excluding from its computation of Consolidated EBITDA one time charges of $10.9 million for cash costs and expenses related to the Gross Up (and accrued in accordance with generally accepted accounting principles) and $12,577,030 million for non-cash costs and expenses related to the Non-Cash Expense (and accrued in accordance with generally accepted accounting principles), notwithstanding the definition of Consolidated EBITDA for all purposes under the Credit Agreement. The foregoing consent shall not affect any other merger or integration charges previously approved by the Required Banks.

                  3.02 Series E Preferred Stock. The undersigned hereby consent to the Borrower issuing 2,072,745 shares (plus any additional shares issued or issuable in respect of any applicable preemptive rights) of Series E Preferred Stock and utilizing the proceeds thereof in connection with the Gross-Up, notwithstanding the following sections of the Credit Agreement which are hereby waived with respect to the issuance of such shares of Series E Preferred Stock:

                  (a) Section 3.02(A)(e)(i) (Mandatory Repayments);

                  (b) Section 8.07 (Transactions with Affiliates); and

                  (c) Section 8.15(b) (Limitation on Issuance of Capital Stock);

provided, that the issuance of such shares of Series E Preferred Stock is on the same terms and conditions as the issuance of shares of Series E Preferred Stock in the third quarter of 1999.

                  3.03 Long-Term Incentive Program. The undersigned hereby consent to the Borrower (a) spending up to $2 million per quarter and $8 million total under the Long-Term Incentive Program (i) to make full recourse (subject to certain exceptions) cash loans to the Borrower's employees and
(ii) to repurchase shares of the Borrower's capital stock from employees of the Borrower and (b) making non-cash loans to its employees to buy shares of the Borrower's capital stock, in each case, notwithstanding the following sections of the Credit Agreement which are hereby waived with respect to the Long-Term Incentive Program:

                  (a) Section 3.02(A)(e)(i) (Mandatory Repayments), to the extent that such section would otherwise require the Borrower to use the proceeds of equity issuances under the Long-Term Incentive Program to make repayments under the Credit Agreement;

                  (b) Section 8.03 (Dividends), to the extent that the repurchase of the Borrower's capital stock under the Long-Term Incentive Program is a dividend;

                  (c) Section 8.06 (Advances, Investments and Loans);

                  (d) Section 8.07 (Transactions with Affiliates);

                  (e) Section 8.13(iv) (Limitation on Modification of Certain Agreements), to the extent that the Long-Term Incentive Program is a new agreement with respect to the Borrower's equity interests; and

                  (f) Section 8.13(vi) (Limitation on Modification of Certain Agreements), to the extent that the Long-Term Incentive Program is a new Employee Benefit Plan;

provided, that: (i) the Borrower shall pledge to the Agent all promissory notes evidencing loans under the Long-Term Incentive Program, (ii) the Borrower shall pledge or assign to the Agent all of its security interest in collateral for such loans, (iii) the Borrower shall not issue any Borrower Common Stock, make any loans to employees or repurchase any shares of its capital stock if a Default or Event of Default occurs, (iv) cash loans and repurchases shall be funded not more than 50% from Revolving Loans and not less than 50% from issuances of Borrower Common Stock and (v) all actions of the Borrower in connection with the Long-Term Incentive Plan shall be in accordance with the terms of the Long-Term Incentive Program and the Employee Loan Program thereunder attached hereto as Exhibit A.

                  Notwithstanding anything to the contrary contained herein or in the Credit Agreement and without limiting the proviso set forth in the last sentence of Section 3.02(A)(e), the undersigned hereby waive the provisions of
Section 3.02(A)(e)(i) with respect to the receipt by the Borrower of $2,917,385 in respect of the exercise of options and warrants of the Company and agree that such amounts, plus any additional amounts received by the Borrower in respect of additional exercises of options and warrants by the Company's officers, employees, directors and former officers, employees and directors, may be applied by Borrower to satisfy its obligations hereunder to fund the cash portion of the Employee Loan Plan and Long Term Incentive Program through the issuance of additional equity.

                  3.04 Merger Agreement; Letter of Credit. (a) Notwithstanding anything to the contrary contained in Section 8.02, the undersigned hereby consent to the Borrower entering into the Merger Agreement (but do not consent to the Merger); provided, that (i) the Merger Agreement shall explicitly provide that (A) the Borrower has not obtained the requisite consents under the Credit Agreement to the Merger and (B) in the event the Borrower does not consummate the Merger because it is unable to obtain the requisite consents under the Credit Agreement to effect the Merger and is unable to repay all Obligations owing pursuant to the Credit Documents, the Borrower has the right to terminate the Merger Agreement and all related documents and upon such termination the aggregate liability of the Borrower and its Subsidiaries under the Merger Agreement and all related documents shall be limited to no more than $35 million; provided, that the only security or other credit support provided by the Borrower or any of its Subsidiaries for such liability shall be the Letter of Credit (as defined in Section 3.04(b) of this Amendment) or the Initial Cash Deposit (as defined in the Merger Agreement) of $35 million made by Frontline pursuant to the Merger Agreement; and (ii) the Merger is consummated on or before July 31, 2000.

                  (b) Notwithstanding anything to the contrary contained in
Section 8.05, the undersigned hereby consent to the Borrower incurring a reimbursement obligation with respect to the Initial Cash Deposit or a letter of credit in the amount of not more than $35 million in support of the Borrower's obligations under the Merger Agreement (the "Letter of Credit"); provided that (i) the reimbursement obligation of the Borrower with respect to the Initial Cash Deposit shall be unsecured except that Frontline shall be entitled to be secured solely by an equity purchase agreement, subscription agreement or similar agreement from Frontline to the Borrower pursuant to which Frontline agrees to purchase common stock or preferred stock of the Borrower so long as any such common or preferred stock has the same terms and conditions as any common or preferred stock outstanding on the date hereof and so long as such capital stock has no mandatory cash pay provisions or mandatory prepayment or redemption provisions of any type while any Obligations under the Credit Agreement or any refinancings thereof remain outstanding, (ii) the reimbursement obligation of the Borrower with respect to the Letter of Credit shall be unsecured except that the issuer of the Letter of Credit shall be entitled to be secured solely by a pledge of up to 15,840,469 shares of the Borrower owned by Frontline and (iii) the Letter of Credit and any reimbursement agreement, equity purchase agreement, subscription agreement, pledge agreement or similar agreement related to the Letter of Credit or the Initial Cash Deposit shall be in form and substance reasonably satisfactory to the Agent. Any proceeds received from the issuance of such stock in accordance with this paragraph shall not be required to be used to mandatorily repay Loans under Section 3.02(A)(e)(i) of the Credit Agreement and the issuance of such stock shall not breach Section 8.07 or 8.15(b) of the Credit Agreement.

                  Section 4.   General

                  4.01 Confirmation. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower hereby represents and warrants that on the Amendment Effective Date, both before and after giving effect to this Amendment and the transactions contemplated hereby, (i) no Default or Event of Default shall exist, (ii) all of the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date and (iii) the Merger Agreement and related documents conform to the requirements of
Section 3.04.

                  4.02 Amendment Effective Date. This Amendment shall become effective on the date (the "Amendment Effective Date") when each of the following conditions have been met:

                  (i) The Borrower and the Required Banks shall have executed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent and

                  (ii) The Borrower shall have paid to the Agent all cost and expenses (including reasonable legal fees and expenses) then due and payable.

                  4.03 Conflicts. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement.

                  4.04 Counterpart. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

                  4.05 Governing Law. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

                                       VANTAS INCORPORATED
                                       (formerly known as Alliance National
                                       Incorporated)



                                       By:  /s/ David Rupert
                                          ----------------------------
                                          Name:  David Rupert
                                          Title:  EVP and COO

                                        PARIBAS, Individually and as Agent


                                        By:   /s/ Donald J. Ercole
                                           -------------------------------
                                           Name:  Donald J. Ercole
                                           Title:  Managing Director

                                        By:  /s/ Darryl M. Monasebian
                                           -------------------------------
                                           Name:  Darryl M. Monasebian
                                           Title:  Director/Merchant Banking
                                                   Group

                                        FIRST SOURCE FINANCIAL LLP

                                        By: First Source Financial, Inc.,
                                               its Agent/Manager

                                        By:  /s/ David C. Wagner
                                           -------------------------------
                                           Name:  David C. Wagner
                                          Title:  Vice President

                                        IBJ WHITEHALL BANK & TRUST
                                        COMPANY
                                        (formerly, IBJ Schroder Bank & Trust
                                        Company)


                                        By:
                                           ---------------------------
                                           Name:
                                           Title:

                                        PILGRIM PRIME RATE TRUST

                                        By: Pilgrim Investments, Inc.,
                                                as its investment manager


                                        By:   /s/ Jeffrey A. Bakalar
                                             --------------------------
                                             Name:  Jeffrey A. Bakalar
                                            Title:  Senior Vice President

                                         PARIBAS CAPITAL FUNDING LLC


                                         By:_________________________
                                            Name:
                                            Title:

                                           EUROPEAN AMERICAN BANK


                                            By:
                                               ---------------------
                                               Name:
                                               Title:

                                           BHF (USA) CAPITAL CORPORATION


                                           By:      /s/ Michael Pellerito
                                               ----------------------------
                                               Name: Michael Pellerito
                                               Title:  Assistant Vice President

                                           By:      /s/ Chris Yu
                                               -----------------------------
                                               Name:  Chris Yu
                                               Title:  Associate

                                            BANK AUSTRIA CREDITANSTALT
                                            CORPORATE FINANCE INC.


                                            By:____________________
                                               Name:
                                               Title:

                                            By:_____________________
                                               Name:
                                               Title:

                                            HELLER-FINANCIAL, INC.


                                            By:      /s/ Sheila C. Weimer
                                                ---------------------------
                                                Name:  Sheila C. Weimer
                                               Title:  Vice President

                                            BALANCED HIGH-YIELD FUND II
                                            LIMITED

                                            By: BHF (USA) Capital Corporation,
                                            as attorney-in-fact

                                            By:   /s/ Michael Pellerito
                                               -----------------------------
                                               Name:  Michael Pellerito
                                               Title:  Assistant Vice President

                                            By:      /s/ Chris Yu
                                               -----------------------------
                                               Name:  Chris Yu
                                               Title:  Associate

                                            SRF TRADING, INC.


                                            By:   /s/ Kelly C. Walker
                                               ----------------------------
                                               Name:  Kelly C. Walker
                                               Title:  Vice President

                                            KZH ING-2 LLC


                                            By:   /s/ Peter Chin
                                                ----------------------
                                                Name:  Peter Chin
                                                Title:  Authorized Agent

                                           THE ING CAPITAL SENIOR SECURED HIGH
                                           INCOME FUND, L.P.


                                            By: ING Capital Advisors LLC
                                                as Investment Advisor


                                            By:   /s/ Michael D. Hatley
                                                ------------------------
                                                Name:  Michael D. Hatley
                                                Title:  Managing Director

                                         PACIFICA PARTNERS I, L.P.

                                         By: Imperial Credit Management, Inc.
                                             as Investment Manager


                                         By:   /s/ Sean R. Walker
                                            ----------------------------------
                                            Name:  Sean R. Walker
                                            Title:  Vice President

                                          STEIN ROE & FARNHAM CLO I, LTD.


                                          By: Stein Roe & Farnham Incorporated
                                              as Portfolio Manager


                                              By:   /s/ James R. Fellows
                                                   -------------------------
                                                   --------------------------
                                                   Name:  James R. Fellows
                                                   Title:  Vice President